Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2025 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of Trident Digital Tech Holdings Ltd for the year ended December 31, 2024.

/s/ Marcum Asia CPAs LLP

New York, NY

January 9, 2026

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com